Exhibit 16.1

June 30, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Tigo Energy, Inc. (f/k/a Roth CH Acquisition IV Co.) under Item 4.01 of its Form 8-K dated June 28, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Tigo Energy, Inc. (f/k/a Roth CH Acquisition IV Co.) contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp